EXHIBIT 10.5(b)

DEED OF ASSIGNMENT AND AMENDMENT OF

EMPLOYMENT CONTRACT OF JOHN GOODEY

PARTIES:

(1)                HCN UK MANAGEMENT SERVICES LIMITED of Lacon House, 84 Theobald’s Road, London WC1X 8RW (the “Company”);

(2)                JOHN GOODEY of Springfield Nurseries, Bekesbourne Lane, Bekesbourne, England C T4 5DX, United Kingdom (“You”); and

(3)                Welltower Inc. of 4500 Dorr Street, Toledo, Ohio 43615(“Welltower”)

WHEREAS

(A)          You and the Company are parties to an Employment Contract dated 6th May 2014 (the "Employment Contract"); and

(B)          You, the Company and Welltower wish to amend the Employment Contract on the terms set out herein and to assign the Employment Contract so amended to Welltower with effect from 3rd October 2017 (the "Effective Date") in connection with and in consideration of your promotion effective from the Effective Date.

The Parties hereby agree as follows:

1.                   INTERPRETATION

1.1                In this Deed (including the recitals) capitalised terms shall have the meanings given to them in the Employment Contract, save as otherwise defined herein.

2.                   AMENDMENT OF THE EMPLOYMENT CONTRACT

2.1                With effect from the Effective Date:

2.2                Paragraph 1.1 of the Employment Contract is hereby amended to read as follows:

2.2.1           You will be employed by the Company as Executive Vice President and Chief Financial Officer of Welltower.  You will report to Welltower’s Chief Executive Officer.

2.3                Paragraph 9 of the Employment Contract is hereby amended to read as follows:

2.3.1           You will be paid a basic salary of USD$600,000 per annum, paid in accordance with Welltower’s standard payroll practices, less applicable tax withholding and any other authorized payroll deductions.  Your salary is paid in respect of your duties for Welltower, the Company and any other Group Company for whom you are required to work.

2.4                Paragraph 11.3 of the Employment Contract is hereby amended to read as follows:

2.4.1           Effective October 3, 2017, you shall be eligible to receive an annual incentive cash bonus for each calendar year ending during the term of this Agreement with a target bonus of 150% of your annual basic salary, with the actual amount of such bonus to be determined by the Compensation Committee of the Board of Directors of Welltower (the “Compensation Committee”) at their absolute discretion, using such performance measures as the Compensation Committee deems to be appropriate.  Such bonus, if any, shall be paid to you no later than March 15 of the calendar year immediately following the end of the calendar year to which the bonus relates. Except as otherwise provided in the Agreement, (i) the annual bonus will be subject to the terms of any Welltower bonus plan under which it is granted and (ii) in order to be eligible to receive an annual bonus, you must be employed by

Welltower on the last day of the applicable calendar year and must not have previously given or received notice to terminate your employment hereunder. For the 2017 calendar year, prior to October 3, 2017 you shall continue to participate in the bonus program in which you were participating for such period (herein referred to as the “Pre-October 2017 Bonus Program”), and the amount of your bonus under the annual incentive cash bonus program set forth herein and the “Pre-October 2017 Bonus Program” shall each be prorated for the portion of the 2017 calendar year during which you were participating in each such bonus program. The fact that you may receive a bonus in one year is no guarantee that you will be paid any bonus in another year.

2.5                Paragraph 11.4 of the Employment Contract is hereby amended to read as follows:

2.5.1           Beginning with calendar year 2018, you shall be eligible to receive an award under Welltower’s Long-Term Incentive Plan for the applicable calendar year, or under any other equity compensation plan adopted by Welltower, as may be determined by the Compensation Committee in their absolute discretion.  For calendar year 2018, the Company expects that the target value for your award under the Long-Term Incentive Plan shall be $1,725,000.  For avoidance of doubt, your promotion shall not result in any changes to any outstanding compensatory stock awards previously granted to you, including any awards made to you under Welltower’s Long-Term Incentive Plan, prior to October 3, 2017, nor shall your promotion result in any additional compensatory stock awards being granted to you in calendar year 2017.

2.6                Schedule 1 of the Employment Contract is replaced with Schedule 1 attached hereto.

2.7                All references to Health Care REIT, Inc. in the Employment Contract shall be amended to Welltower, Inc.

2.8                Save as amended herein, the Employment Contract shall continue in full force and effect, the Employment Contract so amended being referred to hereafter as (the “Amended Employment Contract”).

3.                   ASSIGNMENT OF THE AMENDED EMPLOYMENT CONTRACT

3.1                With effect from the Effective Date:

3.1.1           The Company transfers all its rights and obligations under the Amended Employment Contract to Welltower.  Welltower shall enjoy all the rights and benefits of the Company under the Amended Employment Contract, and all references to the Company as your employer in the Amended Employment Contract shall be read and construed as references to Welltower.

3.1.2           Welltower agrees to perform the Amended Employment Contract and be bound by its terms in every way as if it were the original party to it in place of the Company with effect from the Effective Date.

3.1.3           You hereby agree to perform your obligations under the Amended Employment Contract and be bound by its terms in every way as if Welltower were the original party to it in place of the Company.

3.1.4           You and the Company agree that your employment with the Company shall terminate automatically on the Effective Date.

4.                   COUNTERPARTS

4.1                This Deed may be executed by counterparts which together shall constitute one agreement.  Either party may enter into this Deed by executing a counterpart and this Deed shall not take effect until it has been executed by both parties.  Delivery of an executed counterpart or a signature page by facsimile shall take effect as delivery of an executed counterpart of this Deed provided that the relevant party shall give the other the original of such page as soon as reasonably practicable thereafter.

5.                   THIRD PARTIES RIGHTS

5.1                The Contracts (Rights of Third Parties) Act 1999 shall only apply to this Deed in relation to Welltower, the Company or any Group Company.  No person other than the parties to this Deed and any Group Company and its or their directors, officers, or employees shall have any rights under it and it will not be enforceable by any person other than those parties.

6.                   ENTIRE AGREEMENT

6.1                The terms of this Deed constitute the entire agreement between the parties in respect of the subject matter thereof and supersede any previous agreement between them linked to the Amendment or Assignment of the Employment Contract. You acknowledge that you are not entering into this Deed in reliance upon any representation, warranty or undertaking which is not contained or referred to in this Deed.

6.2                Your rights under any pension, healthcare, life assurance, disability, insurance, share option, equity incentive, long term incentive or any other employee benefit plan or arrangement in which you may participate from time to time (the "Benefits") shall be exclusively governed by the rules of such plans or arrangements.  You shall have no rights under the Amended Employment Contract or any other employment agreement (or any alleged breach of it), whether on termination of your employment (whether lawfully or in breach) or otherwise, to any damages for breach of contract in respect of the loss of any Benefits or any rights (including the grant or vesting of any share options or equity incentives) that you may have received had you continued to have been employed.

7.                   EXECUTION AND GOVERNING LAW

7.1                This document is executed as a deed and delivered and takes effect on the date stated at the beginning of it.

7.2                This Deed shall be governed by and construed in accordance with the law of England and Wales.

7.3                Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Deed.

IN WITNESS WHEREOF this Deed of Assignment and Amendment of Employment Contract has been executed and delivered as a deed on December 6, 2017.

EXECUTED as a DEED by HCN UK Management Services Limited

Acting by Megan Wolfinger a director

/s/ Megan Wolfinger

(Signature of Director)

In the presence of:-

Signature of Witness           /s/ Michelle Pawlecki

Name of Witness Michelle Pawlecki

Address of Witness             4500 Dorr Street, Toledo, Ohio 43615

Occupation                           Executive Assistant

EXECUTED as a DEED by Welltower Inc.

Acting by Matthew McQueen an executive officer

/s/ Matthew McQueen

(Signature of Director)

In the presence of:-

Signature of Witness           /s/ Michelle Pawlecki

Name of Witness Michelle Pawlecki

Address of Witness             4500 Dorr Street, Toledo, Ohio 43615

Occupation                           Executive Assistant

SIGNED as a DEED by John Goodey                                                         /s/ John Goodey

In the presence of:‑

Signature of Witness           /s/ Dola Oladipo

Name of Witness Dola Oladipo

Address of Witness             29-30 Cornhill, London EC3V 3NF

Occupation                           Executive and Team Assistant

SCHEDULE 1
Job Description

Title:      Executive Vice President and Chief Financial Officer

Report to: Chief Executive Officer

The Executive Vice President and Chief Financial Officer shall have the duties and responsibilities appropriate for the principal financial officer of Welltower, as shall be determined by the Board of Directors of Welltower and the Chief Executive Officer of Welltower, with such additional duties and responsibilities as the Board or the Chief Executive Officer may determine from time to time.